INVESTMENT MANAGEMENT AGREEMENT
      INVESTMENT MANAGEMENT AGREEMENT made this 27th day of March, 2007, by and between FIRST TRUST STRATEGIC HIGH INCOME FUND III, a Massachusetts business trust (the "Fund"), and FIRST TRUST ADVISORS L.P., an Illinois limited partnership (the "Adviser").
WITNESSETH:
      In consideration of the mutual covenants hereinafter
contained, it is hereby agreed by and between the parties hereto as follows:
	1.	The Fund hereby engages the Adviser to act as the
investment adviser for, and to manage the investment and
reinvestment of the assets of, the Fund in accordance with the
Fund's investment objectives and policies and limitations, and to administer the Fund's affairs to the extent requested by and subject to the supervision of the Board of Trustees of the Fund for the period and upon the terms herein set forth.  The
investment of the Fund's assets shall be subject to the Fund's policies, restrictions and limitations with respect to securities investments as set forth in the Fund's then current registration statement under the Investment Company Act of 1940 (the "1940
Act"), and all applicable laws and the regulations of the
Securities and Exchange Commission relating to the management of registered closed-end management investment companies.
      The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services
(other than such services, if any, provided by the Fund's
transfer agent, administrator or other service providers) for the
Fund, to permit any of its officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions, and to assume the obligations herein set forth for the compensation herein provided.  The Adviser shall at its own expense furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this
Agreement.  In the event that the Adviser pays or assumes any expenses of the Fund not required to be paid or assumed by the
Adviser under this Agreement, the Adviser shall not be obligated hereby to pay or assume the same or similar expense in the
future; provided that nothing contained herein shall be deemed to relieve the Adviser of any obligation to the Fund under any separate agreement or arrangement between the parties.
	2.	The Adviser shall, for all purposes herein provided, be
deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for nor represent the Fund in any way, nor otherwise be deemed an agent of the Fund.
	3.	For the services and facilities described in Section 1,
the Fund will pay to the Adviser, at the end of each calendar month, and the Adviser agrees to accept as full compensation therefor, an investment management fee equal to the annual rate of 0.90% of the Fund's Managed Assets, as such term is defined herein.  "Managed Assets" means the average daily gross asset value of the Fund which includes assets attributable to the
Fund's Preferred Shares (as such term is defined in the Fund's prospectus), if any, and the principal amount of borrowings, if any, minus the sum of the Fund's accrued and unpaid dividends on any outstanding Preferred Shares and accrued liabilities (other than the principal amount of any borrowings incurred, commercial paper or notes issued by the Fund and the liquidation preference of outstanding Preferred Shares).
      For the month and year in which this Agreement becomes
effective, or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement shall have been in effect during the month and year, respectively.  The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its
services hereunder are not impaired thereby.
	4.	The Adviser shall arrange for suitably qualified
officers or employees of the Adviser to serve, without
compensation from the Fund, as trustees, officers or agents of the Fund, if duly elected or appointed to such positions, and subject to their individual consent and to any limitations
imposed by law.
	5.	For purposes of this Agreement, brokerage commissions
paid by the Fund upon the purchase or sale of the Fund's
portfolio securities shall be considered a cost of securities of the Fund and shall be paid by the Fund.
	6.	The Adviser is authorized to select the brokers or
dealers that will execute the purchases and sales of the Fund's securities on behalf of the Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Fund's orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Subject to approval by the Fund's Board of Trustees and to the extent permitted by and in conformance with applicable law (including
Rule 17e-1 of the 1940 Act), the Adviser may select brokers or dealers affiliated with the Adviser.  It is understood that the
Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund, or be in breach of any obligation owing to the Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Adviser determined in good faith that the commission paid was reasonable in relation to the
brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the
Adviser's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.
      In addition, the Adviser may, to the extent permitted by applicable law, aggregate purchase and sale orders of securities with similar orders being made simultaneously for other accounts managed by the Adviser or its affiliates, if in the Adviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund, taking into consideration the
selling or purchase price, brokerage commissions and other
expenses.  In the event that a purchase or sale of an asset of the Fund occurs as part of any aggregate sale or purchase orders, the objective of the Adviser and any of its affiliates involved in such transaction shall be to allocate the securities so
purchased or sold, as well as expenses incurred in the
transaction, among the Fund and other accounts in an equitable manner. Nevertheless, the Fund acknowledges that under some circumstances, such allocation may adversely affect the Fund with respect to the price or size of the securities positions obtainable or salable. Whenever the Fund and one or more other investment advisory clients of the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in a manner believed by the Adviser to be
equitable to each, although such allocation may result in a delay in one or more client accounts being fully invested that would not occur if such an allocation were not made.  Moreover, it is possible that due to differing investment objectives or for other reasons, the Adviser and its affiliates may purchase securities of an issuer for one client and at approximately the same time recommend selling or sell the same or similar types of securities for another client.
      The Adviser will not arrange purchases or sales of
securities between the Fund and other accounts advised by the
Adviser or its affiliates unless (a) such purchases or sales are in accordance with applicable law (including Rule 17a-7 of the
1940 Act) and the Fund's policies and procedures, (b) the Adviser determines the purchase or sale is in the best interests of the
Fund, and (c) the Fund's Board of Trustees have approved these types of transactions.
      To the extent the Fund seeks to adopt, amend or eliminate
any objectives, policies, restrictions or procedures in a manner that modifies or restricts Adviser's authority regarding the execution of the Fund's portfolio transactions, the Fund agrees to use reasonable commercial efforts to consult with the Adviser regarding the modifications or restrictions prior to such adoption, amendment or elimination.
      The Adviser will communicate to the officers and trustees of the Fund such information relating to transactions for the Fund as they may reasonably request. In no instance will portfolio securities be purchased by or sold to the Adviser or any affiliated person of either the Fund or the Adviser, except as may be permitted under the 1940 Act.
      The Adviser further agrees that it:
	(a)	will use the same degree of skill and care in
providing such services as it uses in providing services to
fiduciary accounts for which it has investment
responsibilities;
	(b)	will conform in all material respects to all
applicable rules and regulations of the Securities and
Exchange Commission and comply in all material respects with all policies and procedures adopted by the Board of Trustees for the Fund and communicated to the Adviser and, in
addition, will conduct its activities under this Agreement
in all material respects in accordance with any applicable
regulations of any governmental authority pertaining to its
investment advisory activities;
	(c)	will report regularly to the Board of Trustees of
the Fund (generally on a quarterly basis) and will make
appropriate persons available for the purpose of reviewing
with representatives of the Board of Trustees on a regular
basis at reasonable times the management of the Fund,
including, without limitation, review of the general
investment strategies of the Fund, the performance of the
Fund's investment portfolio in relation to relevant standard industry indices and general conditions affecting the
marketplace and will provide various other reports from time to time as reasonably requested by the Board of Trustees of
the Fund; and
(d)	will prepare and maintain such books and records with
respect to the Fund's securities and other transactions as
required under applicable law and will prepare and furnish
the Fund's Board of Trustees such periodic and special
reports as the Board of Trustees may reasonably request. The
Adviser further agrees that all records which it maintains
for the Fund are the property of the Fund and the Adviser
will surrender promptly to the Fund any such records upon
the request of the Fund (provided, however, that Adviser
shall be permitted to retain copies thereof); and shall be
permitted to retain originals (with copies to the Fund) to
the extent required under Rule 204-2 of the Investment
Advisers Act of 1940 or other applicable law.
	7.	The Adviser agrees to pay (i) all organizational costs
and (ii) all offering costs of the Fund (other than sales load but including the reimbursement of underwriting expenses as
described in the Fund's prospectus) that exceed $.04 per Common
Share (as described in the Fund's prospectus). The term
"organizational costs" and "offering costs" shall have the
meanings ascribed to them in Sections 8.18-8.25 of the AICPA
Audit and Accounting Guide, Audits for Investment Companies, with Conforming Changes as of May 1, 2002.
	8.	Subject to applicable statutes and regulations, it is
understood that officers, trustees, or agents of the Fund are, or may be, interested persons (as such term is defined in the 1940
Act and rules and regulations thereunder) of the Adviser as
officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested persons of the Fund otherwise than as trustees, officers or agents.
	9.	The Adviser shall not be liable for any loss sustained
by reason of the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon the investigation and research made by any other
individual, firm or corporation, if such recommendation shall have been selected with due care and in good faith, except loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.
	10.	Subject to obtaining the initial and periodic approvals
required under Section 15 of the 1940 Act, the Adviser may retain one or more sub-advisers at the Adviser's own cost and expense for the purpose of furnishing one or more of the services
described in Section 1 hereof with respect to the Fund.
Retention of a sub-adviser shall in no way reduce the
responsibilities or obligations of the Adviser under this
Agreement and the Adviser shall be responsible to the Fund for all acts or omissions of any sub-adviser in connection with the performance of the Adviser's duties hereunder.
	11.	The Fund acknowledges that the Adviser now acts, and
intends in the future to act, as an investment adviser to other managed accounts and as investment adviser or sub-investment adviser to one or more other investment companies that are not a series of the Fund.  In addition, the Fund acknowledges that the persons employed by the Adviser to assist in the Adviser's duties under this Agreement will not devote their full time to such efforts.  It is also agreed that the Adviser may use any
supplemental research obtained for the benefit of the Fund in providing investment advice to its other investment advisory accounts and for managing its own accounts.
	12.	This Agreement shall be effective on the date provided
above, provided it has been approved by a vote of a majority of the outstanding voting securities of the Fund in accordance with the requirements of the 1940 Act.  This Agreement shall continue in effect until the two-year anniversary of the date of its effectiveness, unless and until terminated by either party as hereinafter provided, and shall continue in force from year to year thereafter, but only as long as such continuance is
specifically approved, at least annually, in the manner required by the 1940 Act.
      This Agreement shall automatically terminate in the event of its assignment, and may be terminated at any time without the payment of any penalty by the Fund or by the Adviser upon sixty
(60) days' written notice to the other party.  The Fund may
effect termination by action of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, accompanied by appropriate notice. This Agreement may be terminated, at any time, without the payment of any penalty, by the Board of Trustees of the Fund, or by vote of a majority of the outstanding voting securities of the Fund, in the event that it shall have been established by a court of competent
jurisdiction that the Adviser, or any officer or director of the Adviser, has taken any action which results in a breach of the material covenants of the Adviser set forth herein.  Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation,
described in Section 3, earned prior to such termination and for any additional period during which the Adviser serves as such for the Fund, subject to applicable law.  The terms "assignment" and
"vote of the majority of outstanding voting securities" shall have the same meanings set forth in the 1940 Act and the rules and regulations thereunder.
	13.	If any provision of this Agreement shall be held or made
invalid by a court decision, statute, rule, or otherwise, the remainder shall not be thereby affected.
	14.	Any notice under this Agreement shall be in writing,
addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for
receipt of such notice.
	15.	All parties hereto are expressly put on notice of the
Fund's Agreement and Declaration of Trust and all amendments thereto, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts and the limitation of shareholder and trustee liability contained therein.  This Agreement is
executed on behalf of the Fund by the Fund's officers as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund, and persons dealing with the
Fund must look solely to the assets of the Fund and those assets belonging to the subject Fund, for the enforcement of any claims.
	16.	This Agreement shall be construed in accordance with
applicable federal law and (except as to Section 15 hereof which shall be construed in accordance with the laws of Massachusetts) the laws of the State of Illinois.



      IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed on the day and year above written.

FIRST TRUST STRATEGIC HIGH INCOME FUND III

By:     /s/ James A. Bowen
Name:   James A. Bowen
Title:  President

ATTEST: /s/ Mark R. Bradley
Name:   Mark R. Bradley
Title:  Chief Financial Officer

FIRST TRUST ADVISORS L.P.

By:     /s/ James A. Bowen
Name:   James A. Bowen
Title:  President

ATTEST: /s/ Mark R. Bradley
Name:   Mark R. Bradley
Title:  Chief Financial Officer